Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Fred Pilon

StockerYale, Inc.

603-893-8778

fpilon@stockeryale.com

StockerYale Announces Third Quarter 2006 Financial Results

Company Reports 10% Revenue Increase, 21% Improvement in Gross Profit, 81% Improvement in EBITDA

Pro forma results, including Photonic Products Ltd Acquisition, Raises Revenues to $6.9 Million with an EBITDA of $0.4 million

SALEM, N.H, November 2, 2006 — StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products, today announced its financial results for the third quarter ended September 30, 2006. All 2005 and 2006 numbers have been adjusted for discontinued operations and do not include financial results from the acquisition of Photonic Products Ltd., which was completed on October 31, 2006.

Revenues from continuing operations for the third quarter of 2006 were $4.5 million, representing a 10% comparable increase over the third quarter of 2005. Specialty optical fiber continues to drive revenue growth. The optical components product line, mainly optical fiber, increased 17% over the quarter ended September 30, 2005. Comparable laser and LED revenues increased 9% and 13%, respectively. Gross profit increased 21% to $1.6 million in the third quarter versus $1.3 million in the comparable quarter of 2005. Gross margin was 34%. Gross profit was negatively impacted by higher material cost, as well as a decline in the value of the U.S. dollar versus the Canadian dollar.

The operating loss for the third quarter was $0.7 million versus $1.1 million in 2005, excluding stock-based compensation expense of $0.1 million, a 40% improvement. Research and development expenses of $0.6 million were 6% lower than the third quarter of 2005. Selling expenses increased 4% to $0.6 million. General and administrative expense declined 4% due to a reduction in legal fees, and lower compensation, offset partially by the expensing of stock based compensation resulting from the Company’s adoption of FAS123R.

EBITDA loss declined 81% to $86,000 in the third quarter 2006 compared to a loss of $460,000 in the same period in 2005 and 57% compared to a loss of $198,000 in the previous quarter.

“Our year-over-year laser revenue showed moderate growth, tracking the machine vision market,” said Marianne Molleur, StockerYale’s Chief Financial Officer. “We were able to demonstrate effective management of expenses and operations, resulting in a continued reduction in our operating and EBITDA loss this quarter. In addition, higher margins and growth in optical component revenues have contributed to improved overall financial performance this year. We expect that the acquisition of Photonic Products, Ltd. will increase the Company’s revenue growth, margins and profitability,” added Molleur. “Had Photonic Products results been included in the third quarter, pro-forma consolidated revenues would have been approximately $6.8 million with EBITDA of about $400,000. We expect the Photonics Products acquisition to be slightly accretive to earnings this year and meaningfully accretive in 2007.

THIRD QUARTER HIGHLIGHTS

•	Revenues increased 10% to $4.5 million due to strong performance in the optical components product line and LEDs.

•	Gross profit increased 21% to $1.6 million versus $1.3 million. Gross margins improved to 34% from 31%.

•	Operating expenses decreased 6% including $0.1 million related to foreign currency exchange rates. Selling expense rose by $22,000, general and administrative expense decreased 4% largely due a reduction in legal and compensation expenses, offset partially by the expensing of stock based compensation resulting from the Company’s adoption of FAS123R. Research and development expenditures represented 14% of revenues.

•	Operating loss declined 31% to $0.7 million from the comparable quarter due to higher revenue, higher margin rates, and lower operating expenses.

•	EBITDA loss was reduced 81% to $86,000 versus $460,000 loss reported in the comparable quarter of the prior year.

YEAR-TO-DATE HIGHLIGHTS

•	Revenues increased 12% to $13.5 million due to the strong performance in specialty optical fiber, lasers and LEDs.

•	Gross profit increased 22% to $5.0 million versus $4.1 million. Gross margins improved to 37% from 33%.

•	Operating expenses were flat compared to the first nine months of 2005, excluding asset impairment charges. Selling expense rose by $177,000, of which $92,000 is related to the effect of foreign currency exchange rates. Research and development expenditures represented 15% of revenues.

•	Operating loss declined 29% to $2.4 million from the comparable first nine months, excluding asset impairment charges, due to higher revenue and sale of higher margin products.

•	EBITDA loss was reduced 68% to $0.5 million versus the $1.6 million loss reported in the comparable first nine months of last year.

OUTLOOK

“We expect the combination of StockerYale and Photonic Products, Ltd to result in a measurable improvement in financial results in the year to come,” said Mark W. Blodgett, Chairman and Chief Executive Officer. “Given the numerous cross-selling opportunities between our respective customers that we expect will drive future revenue growth, combined with a small public company’s fixed cost structure, we anticipate improved margins and a notable improvement in bottom line performance in 2007,” added Blodgett.

USE OF NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP financial measures, such as EBITDA, to complement its consolidated financial statements presented in accordance with GAAP. Non-GAAP financial measures do not have any standardized definition and, therefore, are unlikely to be comparable to similar measures presented by other reporting companies. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial and operating performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses (such as amortization of intangibles, stock-based compensation, impairment charges, acquisition-related costs and restructuring and related costs) that when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance, which management uses to evaluate financial performance for purposes of planning for future periods. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results.

The company uses EBITDA (earnings before interest, taxes, depreciation and amortization) as a non-GAAP financial measure in this press release. A reconciliation of EBITDA to the operating loss from continuing operations for the third quarter of 2006 and 2005 is as follows:

	Three Months Ended September 30,
	2006	2005
Operating loss from continuing operations	$(744)	$(1,084)

Add (non-cash expenses):
Depreciation	461	511
Intangible asset amortization	80	80
Deferred compensation and stock option expense	117	33

EBITDA Loss	$(86)	$(460)

Pro-forma Non-GAAP reconciliation including Photonic Products Ltd.

	Three Months Ended September 30,
	2006	2005
Operating loss from continuing operations	$(744)	$(1,084)

Pro-forma operating income Photonic Products Ltd.	419	302

Add (non-cash expenses):
Depreciation	489	549
Intangible asset amortization	130	80
Deferred compensation and stock option expense	117	33

EBITDA Gain / (Loss)	$411	$(120)

Consolidated Statements of Operations

($ In thousands except per share data)

	Three Months Ended September 30,
	2006	2005
Net Sales	$4,534	$4,128
Cost of Sales	2,974	2,836

Gross Profit	1,560	1,292

Research & Development Expenses	646	689
Selling, General & Administrative Expenses	1,578	1,607
Amortization of Intangible Assets	80	80
Asset Impairment	—

Operating Loss	(744)	(1,084)

Interest & Other Income/(Expense)	130	64
Amortization of Debt Discount & Financing Costs	211	514
Interest Expense	179	237

Loss from Continuing Operations	(1,264)	(1,899)
Gain / (Loss) from Discontinued Operations	24	(9)
Net Loss	$(1,240)	$(1,908)

Loss Per Share from Continuing Operations	($0.04)	($0.07)
Loss Per Share from Discontinued Operations	($0.00)	($0.00)
Net Loss Per Share	($0.04)	($0.07)
Weighted Average Shares Outstanding	29,251,151	26,665,618

Consolidated Condensed Balance Sheets

	September 30, 2006	December 31, 2005
ASSETS
Current Assets-Continuing Operations	$7,412	$9,123
Current Assets-Discontinued Operations	76	1,383
Property, Plant & Equipment, Net	10,852	11,900
Other Assets	3,924	4,214
Other Assets-Discontinued Operations	—	168

Total Assets	$22,264	$26,788

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities-Continuing Operations	$7,753	$7,936
Current Liabilities-Discontinued Operations	79	928
Long Term Debt	1,698	3,610
Long Term Lease and Other Liabilities	3,136	3,162
Stockholders Equity	9,598	11,152

Total Liabilities & Stockholders Equity	$22,264	$26,788

ABOUT STOCKERYALE

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industry leading OEMs. In addition, the company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe.

For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com or contact StockerYale, Inc., at 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011, Fax 603-893-5604, Email: info@stockeryale.com.

NOTICE TO INVESTORS:

Photonic Products’ financial statements are unaudited and have been prepared in accordance with UK generally accepted accounting principles. As such, statements included herein regarding Photonic Products’ financial and operating results are estimates only. StockerYale expects to complete an audit of Photonic Products’ financial statements within approximately 75 days.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: uncertainty that cash balances may not be sufficient to allow StockerYale to meet all of its business goals; uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. Forward-looking statements represent management’s current expectations and are inherently uncertain. You should also refer to the discussion under “Factors Affecting Operating Results” in StockerYale’s annual report on Form 10-KSB and most recent quarterly report on Form 10-QSB for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

The third quarter results have not been reviewed by our auditors, Vitale, Caturano & Company. A quarterly review will be performed prior to the Company filing its 2006 third quarter Form 10-QSB.

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